Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-249926 on Form N-1A, of our reports dated December 20, 2023 and May 24, 2024, respectively, relating to the financial statements and financial highlights of TCW High Yield Bond Fund, TCW Artificial Intelligence Equity Fund, and TCW New America Premier Equities Fund, each a series of TCW Funds, Inc., appearing in the Annual Report on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2023, and the financial statements and financial highlights of Metropolitan West Flexible Income Fund, Metropolitan West Floating Rate Income Fund, and Metropolitan West Investment Grade Credit Fund, each a series of Metropolitan West Funds, appearing in the Annual Report on Form N-CSR of Metropolitan West Funds for the year ended March 31, 2024 and to the references to us under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California
June 18, 2024